MINING SERVICES INTERNATIONAL CORPORATION
                            8805 South Sandy Parkway
                              Sandy, UT 84070-6408

                             -----------------------

                                 PROXY STATEMENT
                             -----------------------


                         Annual meeting of Shareholders

                                  May 20, 1998



                             SOLICITATION OF PROXIES

This Proxy Statement is being furnished to the shareholders of Mining
Services International, a Utah Corporation (the "Company" or "MSI") in connection with the solicitation by the Board of Directors of the Company of proxies from holders of outstanding shares of the Company's Common Stock for use at the Annual Meeting of Shareholders of the Company to be held Wednesday, May 20, 1998, and at any adjournment or postponement thereof (the "Annual Meeting"). This Proxy Statement, the Notice of Annual Meeting of Shareholders and the accompanying form of proxy are first being mailed to shareholders of the Company on or about April 20, 1998.

The Company will bear all costs and expenses relating to the solicitation of proxies, including the costs of preparing, printing and mailing to shareholders this Proxy Statement and accompanying material. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company, without receiving additional compensation therefore, may solicit proxies personally or by telephone. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of the shares of Common Stock held by such persons, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.


VOTING

Record Date

     The Board of Directors has fixed the close of business on April 15, 1998 as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). As of the Record Date, there were issued and outstanding 7,353,344 shares of common stock, par value
$.001 per share. The holders of record of the shares of Common Stock on the Record Date entitled to be voted at the Annual Meeting are entitled to cast one vote per share on each matter submitted to a vote at the Annual Meeting. Accordingly, a total of 7,353,344 shares are entitled to be cast on each matter submitted to a vote at the Annual Meeting.

Proxies

     Shares of the Common Stock which are entitled to be voted at the Annual Meeting and which are represented by properly executed proxies will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, such shares will be voted (i) FOR the election of each of the five director nominees; (ii) FOR the ratification of the appointment by the Board of Directors of Tanner + Co. to be the independent public accountant for the company for the year ending December 31, 1998; and (iii) in the discretion of the proxy holders as to any other matters which may properly come before the Annual Meeting.

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

     A shareholder who has executed and returned a proxy may revoke it at any time prior to its exercise at the Annual Meeting by executing and returning a proxy bearing a later date, by filing with the Secretary of the Company, at the address set forth above, a written notice of revocation bearing a later date than the proxy being revoked, or by voting the Common Stock covered thereby in person at the Annual Meeting.

Required Vote

     A majority of the outstanding shares of the Company's common stock entitled to vote, represented in person or properly executed proxy, is required to constitute a quorum. Abstentions and broker non-votes, which are indications by a broker that it does not have discretionary authority to vote on a particular matter, will be counted as "represented" for the purpose of determining the presence or absence of a quorum. Under Utah corporate law, once a quorum is established, shareholder approval with respect to a particular proposal is generally obtained when the votes cast in favor of the proposal exceed the votes cast against such proposal. In the election of Directors, shareholders will not be allowed to cumulate their votes. The five nominees receiving the highest vote totals will be elected as Directors of the Company. For approval of the proposed ratification of the independent public accountant, the votes cast in favor of the proposal must exceed the votes cast against the proposal. Accordingly, abstentions and broker non-votes will not have the effect of being considered as votes cast against the nominees or the proposed ratification. ELECTION OF DIRECTORS At the Annual Meeting five directors of the Company are to be elected to serve until the next annual meeting of shareholders and until their successors shall be duly elected and qualified. Each of the nominees for director identified below is currently a director of the Company. If any of the nominees should be unavailable to serve, which in not now anticipated, the proxies solicited hereby will be voted for such other persons as shall be designated by the present Board of Directors. The five nominees receiving the highest number of votes at the Annual Meeting will be elected.
Nominees for Election as Directors

Certain information with respect to each nominee is set forth below:

     Edward Neff (Ted) Bagley, 85, has been associated with the investment banking firm of Smith Barney and predecessor companies since 1971 where he is presently a Vice President. Mr. Bagley was elected a member of the Board of Directors in October 1983 and has served as Chairman of the Board of Directors from 1989 to the present. Mr. Bagley is also a Director of Gentner Communications Corporation.

     Dr. Lex L. Udy, 64, has been Vice Chairman of the Company since April 1993 and Secretary since March 1995. He was a founder of the Company and has served as a Director since 1979. From 1979 to 1984 he was Vice President of Research for the Company with responsibility for new product development, patent development and field test operations. From 1985 to 1993 he was President and Chief Executive Officer for the Company. Dr. Udy obtained a B.S. degree in Physics from the University of Utah in 1955 and a Ph.D. from the University of Utah in Metallurgy in 1960.

     Dr. John T. Day, 58, has been President and Chief Executive Officer since April 1993. He was one of the founders of the Company and from 1979 to 1993 was Executive Vice President with responsibility for plant design, operations, equipment design and construction, and new product development. Dr. Day was appointed a member of the Board of Directors on November 10, 1986 and was appointed the Chief Executive Officer of the Company in 1993. Dr. Day obtained a B.S. degree in Chemical Engineering from the University of Utah in 1964 and obtained a Sc.D. degree from MIT in 1972.

     Stephen Fleischer, 43, has been a Director of the Company since December 1997. Since 1993, Mr. Fleischer has been involved in purchasing, restructuring and financing (including public financing) under valued companies for his own account. From 1990 to 1993, Mr. Fleischer was managing director, Energy Division, Westinghouse Credit Corporation. Previously, he was vice President of the Bank of New England and also for The First National Bank of Chicago. Mr. Fleischer obtained a B.A. degree in Spanish and Business Administration from Gonzaga University in 1977.

     Nathan L. Wade, 69, has been a Director of the Company since June 1989. Since 1953 Mr. Wade has been the president and principal owner of Nate Wade, Inc., a Salt Lake City, Utah automobile dealership for new and used automobiles.

Board of Directors Meetings and Committees

     There were seven (7) regular meetings of the Board of Directors held during 1997. All of the Directors attended all of the meetings or were present via teleconferencing.

     The Company presently has standing audit and compensation committees of the Board of Directors. The audit committee periodically makes recommendations concerning the engagement of the Company's independent public accountant and reviews the results and independence of the accountants and the scope, adequacy and results of the internal auditing procedures. The Company's audit committee consists of Stephen Fleischer and Nathan L. Wade. Functions of the compensation committee include making recommendations concerning Director and senior management remuneration and overseeing the Company's stock option and other compensation plans. The compensation committee consists of Nathan L. Wade, Stephen Fleischer and Ted Bagley . All committee members attended at least 75% of the meetings of their respective committees. Each of the committees met seven times during the year. No separate compensation is paid for committee attendance or assignments.

Director Compensation

     During 1996 the non-employee directors received $5,000 per year as compensation for serving on the Board. Employee Board members received no compensation for attendance at Board Meetings.

                               EXECUTIVE OFFICERS

         In addition to Messrs. Day and Udy, certain information is furnished with respect to the following executive officers of the Company:

     Richard M. Clayton, 57, was first employed by the Company from 1981 to 1983. Mr. Clayton joined the Company again in 1986 as Director of Marketing and was appointed Vice President in 1991. Prior to joining the Company, Mr. Clayton held key management and marketing positions with Texaco Petroleum Corporation and Nitrate Services Corporation, an explosives company.

     David P. Reddick, 42, has been employed by the Company since 1985 as Director of Operations. In 1991 Mr. Reddick was appointed Vice President. Prior to joining the Company, Mr. Reddick was associated with Cyprus Minerals in operations management. Mr. Reddick obtained a B.S. degree in Resource Economics from the University of California at Berkeley.

     Duane W. Moss, 50, has been employed by the Company since December 1994 as Chief Financial Officer and Legal Counsel. Prior to joining the Company, Mr. Moss was a self-employed consultant and from 1989 to 1992 was the Secretary, Treasurer and Chief Financial Officer of Alta Gold Co. Mr. Moss obtained a Juris Doctorate in 1976 and a B.A. degree in Accounting in 1973 from the University of Utah.

                             EXECUTIVE COMPENSATION

     Set forth below is information concerning the annual and long-term compensation for services in all capacities to the Company and its affiliates for the fiscal years ended December 31, 1997, 1996 and 1995 of those persons who were, as of March 7, 1998, (i) the Chief Executive Officer and (ii) the other executive officers whose total annual salary and bonus exceeded $100,000 during the fiscal year ended December 31, 1997 (the "Named Executive Officers"). Compensation of Executive Officers

        The following table summarizes compensation received by the Named Executive Officers of the Company for the three fiscal years ended December 31, 1997.



                                         Annual Compensation

  Name and Position                                                     Other Annual       All Other
                                       Salary            Bonus          Compensation      Compensation
                         Year            $                $(1)              $(2)              $(3)
---------------------- ---------- ----------------- ----------------- ----------------- -----------------
Dr. John T. Day          1997         120,000           125,500            16,049            3,600
   President and         1996         119,231            75,000            18,474            4,340
   Chief Executive       1995         101,930            25,000            18,129            3,800
   Officer

Dr. Lex Udy              1997         120,000            80,000            10,691            3,700
   Vice Chairman and     1996         119,231            50,000            10,243            3,715
   Secretary             1995         101,964            13,000            18,245            3,500

Duane W. Moss            1997          77,150            27,500            3,915             2,255
   Chief Financial       1996          73,500            5,000             7,580             2,672
   Officer and Legal     1995          69,892            5,000             4,936              -0-
   Counsel

(1) Includes all cash and non-cash bonuses paid on a discretionary basis by the Compensation Committee.
(2) Includes life and disability insurance premiums and tax services paid on behalf of Dr. Udy and Dr. Day and medical reimbursement payments and personal mileage on company-owned vehicles on the part of the Named Executive Officers.
(3) Includes matching contributions made by the company on behalf of the Named Executive Officers pursuant to the Mining Services International Profit Sharing 401(k) Plan.


Option Grants in Last Fiscal Year

         No individual grants of stock options were made to the Named Executive Officers during the fiscal year ended December 31, 1997.


Aggregated Option/SAR Exercises and Fiscal year End Option/SAR Value

         The following table sets forth the aggregate value of unexercised options to acquire shares of the Common Stock held by the Named Executive Officers on December 31, 1997 and the value realized upon the exercise of options during the fiscal year ended December 31, 1997.


                                                    Number of                     Value of Unexercised
                              Shares                Unexercised                   In-the-Money Options/SARs
                             Acquired               Options/SARs                  at FY-End ($)(1)
                                On        Value     At FY-End (#)                 Exercisable/Unexercisable
Name                         Exercise    Realized   Exercisable/Unexercisable
--------------------------- ----------- ----------- ----------------------------- ----------------------------

Dr. Lex L. Udy              53,130        $474,520         0           0              $0             $0
(Vice Chairman, Secretary

Dr. John T. Day (CEO)       53,130        $474,520         0           0              $0             $0

Duane W. Moss               13,283         $93,454    13,283      92,981          $81,618      $518,824
(CFO and Legal Counsel)



(1) Reflects the difference between the exercise price of the options granted and the value of the Common Stock on December 31, 1997. The closing price of the Common Stock on December 31, 1997, as reported by NASDAQ was $9.25 per share. The options granted are subject to risks of forfeiture and a vesting schedule. In the case of Mr. Moss, 13,283 shares may vest each year on the anniversary date of the option grant subject to Board approval.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following tabulation shows as of March 7, 1998 the number of shares of the Company's common stock, par value $0.001, owned beneficially by: (a) all persons known to be the holders of more than five percent (5%) of the Company's voting securities, (b) Directors, (c) named Executive Officers and (d) all Officers and Directors of the Company as a group:

                                                          Amount and Natures of
                                                        Beneficial ownership (1)
Name and address of Beneficial Owner                          Shares     Percent

Edward Dallin Bagley  ---------------------------------------1,702,065(2) 23.2%
8 Shadow Wood Lane
Sandy, Utah 84092

Dr. Lex L. Udy* -----------------------------------------------587,014(3) 8.0%
4597 Ledgemont Drive
Salt Lake City, Utah 84124

Dr. John T. Day* ----------------------------------------------588,340    8.0%
5 Dawn Hill
Sandy, Utah 84092

Edward N. Bagley* ---------------------------------------------575,834    7.8%
8987 St. Ives Drive
Los Angeles, California 90069

Nathan L. Wade* -----------------------------------------------219,628(4) 3.0%
1207 South Main Street
Salt Lake City, Utah 84111

Duane W. Moss  -------------------------------------------------46,476(5) .01%
7952 So. Siesta Drive
Sandy, UT 84093

All Officers and Directors
as a group (8 persons) --------------------------------------3,742,574(6) 50.9%


--------------------------------------------------------------------------------

(*)  Director of the Company
(1) Unless otherwise indicated, each person identified in the table has sole voting and investment power with respect to the Company's common stock beneficially owned by such person.
(2) Includes shares held in the name of Mr. Bagley's spouse. Pursuant to an agreement signed on behalf of Mr. Bagley and his spouse, the shares included in this table are voted by the management of the Company
(3) Includes shares owned solely by Dr. Udy's wife and shares in a family limited partnership.
(4) Includes shares held by a partnership of which Mr. Wade is a partner, shares held in an IRA account for the benefit of Mr. Wade's spouse and shares held by Mr. Wade's family members residing in his home.
(5) Includes options for 13,283 shares which are presently exercisable or will become exercisable within 60 days.
(6) Includes shares owned by Mr. Bagley and his spouse which are voted by Company's management by agreement.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors and persons who own more than ten per cent of a registered class of the Company's stock, to file reports of initial ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Executive officers, directors and persons who own more than ten per cent of the Company's stock, are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company noted that all required forms, including amendments thereto, were timely filed during the past fiscal year.

Certain Relationships and Related Transactions

     On July 19, 1994 the Company loaned John T. Day and Lex L. Udy $242,000 and $227,375, respectively, at LIBOR 30 day rate plus 1% adjusted annually for a term of five years. Interest is payable annually with the principal due on the date of maturity. On June 12, 1995 and on August 23, 1996 the Company loaned Richard M. Clayton a total amount of $67,000; on August 23, 1996 the Company loaned David P. Reddick $67,250 and on June 12, 1995 and August 23, 1996 the Company loaned Duane W. Moss a total amount of $64,503. The loans were made at LIBOR one-year rate plus one percent adjusted annually for a term of thirty months commencing, for each vice president, from the date of their first loan. Interest is payable annually with principal and accrued interest due on the date of maturity. The loans were approved by the Board of Directors for the purpose of loaning the officers sufficient funds to exercise their respective stock options granted to them pursuant to the 1988 MSI Stock Option Plan. The loans were paid in 1997 through the surrender of shares valued at fair market value owned by the individuals (see Note 7 to the Company's financial statements).

                      RATIFICATION OF SELECTION OF AUDITOR

         The Audit Committee has recommended, and the Board of Directors has selected, the firm of Tanner +Co., independent certified public accountants, to audit the financial statements of the Company for the year ending December 31, 1998. Tanner + Co. has audited the financial statements of the Company since 1993. Representatives of Tanner + Co. are expected to be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

         The Board of Directors unanimously recommends that the shareholders vote FOR ratification of the appointment of Tanner +Co. as the Company's independent public accountant.


                                  OTHER MATTERS

         As of the date of this Proxy Statement, management knows of no other matters to be presented at the Annual Meeting. If any further business should properly come before the meeting, the persons named as proxies in the accompanying form will vote on such business in accordance with their best judgment.

                            PROPOSALS OF SHAREHOLDERS

         Proposals which shareholders intend to present at the annual meeting to be held in 1999 must be received by Lex L. Udy, Secretary, at the Company's executive offices, 8805 South Sandy Parkway, Sandy, UT 84070-6408, no later than December 31, 1998.

                             ADDITIONAL INFORMATION

         The Company will provide without charge to any person from whom a Proxy is solicited by the Board of Directors, upon the written request of such person, a copy of the Company's 1997 Annual Report on Form 10-K, including the financial statements and schedules thereto (as well as exhibits thereto, if specifically requested), required to be filed with the SEC. Written requests for such information should be directed as set forth below:

                             THE CORPORATE SECRETARY
                    MINING SERVICES INTERNATIONAL CORPORATION
                              8805 S. Sandy Parkway
                              Sandy, UT 84070-6408






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